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                                                                   EXHIBIT 4(A)

4a Changes in the allowance for loan lossesfor March 31, 1998 and 1997 were as follows:

                                   1998                   1997

Balance, beginning of year          762                    655

Provision charged to operations      83                     30

Loans charged off                    (9)                   (44)

Recoveries                            6                      3

Rounding                             (1)                    (1)

Balance 3-31                        841                    643


                                   1998                    1997
                        Charge offs  Recoveries  Charge offs  Recoveries

Installment Loans             9           6           12           3
Credit Cards & Related
Plans                                                  4
Commercial and All Other Loans                        28

TOTALS                        9           6           44           3